Exhibit 10.2

INDEMNIFICATION ESCROW AGREEMENT

THIS INDEMNIFICATION ESCROW AGREEMENT (this “Agreement”) is entered into as of April 5, 2013, by and among Christopher H. Cole (“Seller”), Cole Credit Property Trust III, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (the “Company”), the Bonus Executives set forth in Annex A hereto (the “Bonus Executives”, and together with the Seller and Company sometimes referred to individually as “Party” or collectively as the “Parties”), and U.S. Bank National Association (the “Escrow Agent”).

WHEREAS, Seller and the Company have entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), dated as of March 5, 2013, pursuant to which the Company has agreed to acquire Cole Holdings Corporation, an Arizona corporation, upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger Agreement provides that the Company shall place an agreed upon number of shares in a segregated escrow account to be held by Escrow Agent to fund indemnification obligations of Seller set forth in the Merger Agreement;

WHEREAS, the Escrow Agent has agreed to accept, hold, and disburse the shares deposited with it in accordance with the terms of this Agreement;

WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement; and

WHEREAS, pursuant to the Merger Agreement, the Company has agreed to deposit with Escrow Agent 3,570,408 shares of Company Common Stock (such shares deposited, the “Parent Share Consideration Escrow Amount”), and, in certain circumstances described in the Merger Agreement, up to 714,081 shares of Company Common Stock (any such shares deposited, the “Listing Fee Escrow Amount” and, collectively with the Parent Share Consideration Escrow Amount, the “Escrow Share Deposit”), and the Parties wish such deposit(s) to be subject to the terms and conditions set forth herein.

NOW, THEREFORE, pursuant to the Merger Agreement and in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent hereby agree as follows:

1.    Appointment. The Parties hereby appoint Escrow Agent as their escrow agent for the purposes set forth herein, and Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein. Escrow Agent hereby agrees to act as escrow agent in accordance with the terms and conditions and instructions contained in this Agreement.

2.    Escrow Fund.

(a) In accordance with the Merger Agreement, the Company agrees to place under the control of the Escrow Agent, concurrently with the execution of this Agreement, an aggregate number of shares of Company Common Stock equal to the Parent Share Consideration Escrow Amount and to deposit, in certain circumstances as set forth in the Merger Agreement, the Listing Fee Escrow Amount by book entry transfer or another appropriate method determined by the Company and acceptable to Seller and Escrow Agent. The parties hereto acknowledge that (i) the Escrow Agent shall not hold in the escrow account, either physically or electronically (other than pursuant to the following clause (ii)), any Company Common Stock and (ii) a deposit of the Escrow Share Deposit shall be deemed to have occurred when the transfer agent for the Company Common Stock, acting at the Company's direction, identifies, on its books and records, the Escrow Agent as the holder of the Company Common Stock (for the avoidance of doubt, as of the date of this Agreement, the “transfer agent” shall be DST Systems, Inc. (contact information for whom is set forth on Annex B to this Agreement)).

(b) Annex A to this Agreement sets forth the Seller's and the Bonus Executives' respective entitlements to the Escrow Share Deposit as of the date hereof. Seller and the Company shall amend Annex A from time to time to accurately reflect the Seller's and the Bonus Executives' entitlements to the Escrow Share Deposit pursuant to this Agreement and the Merger Agreement (including Section 1.4 of the Company Disclosure Letter delivered pursuant to the Merger Agreement). If, at any time on or after the date of this Agreement, but on or prior to April 5, 2014, any of the Bonus Executives voluntarily resigns his employment from the Company without “good reason” (as such term is defined in the employment agreement between the Company and such Bonus Executive), such resigning Bonus Executive shall be deemed to have forfeited all of his/her entitlement to any remaining shares of Company Common Stock comprising the Escrow Share Deposit, and the Seller and the Company shall amend Annex A to allocate such forfeited entitlement to the Seller and, if applicable, the Bonus Executives, with such allocation to be pursuant to the terms of Section 1.4 of the Company Disclosure Letter delivered pursuant to the Merger Agreement.

(c) Notwithstanding anything to the contrary herein, Escrow Agent shall distribute any dividends paid on the shares comprising the Escrow Share Deposit to Seller and the Bonus Executives, as applicable, promptly upon receipt thereof, such dividends to be distributed to Seller and the Bonus Executives in proportion to their entitlements to the Escrow Share Deposit as set forth on Annex A to this Agreement.

(d) For U.S. federal and other income Tax purposes, Company shall be treated as the owner of the Escrow Share Deposit and any other property in the Escrow Fund, except that any shares of Company Common Stock constituting the Escrow Share Deposit in respect of which a valid election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), has been made shall be treated as owned by the Seller or the relevant Bonus Executive, as applicable, making such election, provided that the Seller or such Bonus Executive shall have delivered notice to the Escrow Agent of the making of such election. All dividends or other income earned in respect of the Escrow Share Deposit or otherwise under this Agreement (the “Escrow Income”), to the extent earned in respect of Company Common Stock treated as owned by the Seller or a Bonus Executive, as applicable, pursuant to the preceding sentence shall be allocated to Seller or the applicable Bonus Executive as income earned from the Escrow Fund by Seller or such Bonus Executives whether or not said income has been distributed during such year, and Escrow Agent shall report to the IRS (on IRS Form 1099, 1042S or other applicable form) and any other taxing authority any Escrow Income in a manner consistent with such allocation, and shall otherwise comply with any information reporting requirements under applicable law. It is intended that any Escrow Income not allocated to the Seller or a Bonus Executive pursuant to the preceding sentence shall be reported by the Company as amounts paid to the Seller or the applicable Bonus Executive for services. Escrow Agent shall withhold any taxes required to be withheld by applicable tax law (other than wage withholding, which shall be performed by the Company), and shall cooperate with the Company in order to remit such taxes to the appropriate authorities. To the extent the Company is required to withhold any taxes by reason of any portion of the Escrow Share Deposit being treated as wages paid to Seller or any Bonus Executive (including any election under Section 83(b) of the Code with respect thereto), the Company shall instruct the Escrow Agent to, and the Escrow Agent shall, release a number of shares of Company Common Stock to the Company that shall be equal to the product of (i) the applicable withholding rate (expressed as a percentage) for the Seller or Bonus Executive, as applicable, entitled to a portion of the Escrow Shares Deposit that will be treated as wages multiplied by (ii) the total number of Escrow Shares that will be treated as wages in respect of the Seller or such Bonus Executive, as applicable (in each of clauses (i) and (ii), as determined by the Company pursuant to its good faith calculation), and the Seller's or such Bonus Executive's, as applicable, entitlement to the Escrow Share Deposit shall be reduced by the number of such shares of Company Common Stock released to the Company.

In connection with any matter upon which the stockholders of the Company have a right to vote, the Seller shall have the right to the exercise of voting rights pertaining to the Escrow Share Deposit, including, without limitation, the right to vote such shares. The shares of Company Common Stock comprising the Escrow Share Deposit shall participate on the same basis as other shares of Company Common Stock in any split, combination, reclassification, liquidation, merger, stock exchange or other transaction affecting the Company Common Stock. The Seller shall be entitled to receive all proxy voting materials for the Escrow Share Deposit. The Escrow Agent shall notify the Seller of all voting rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that Escrow Agent has received, from the Company, the transfer agent or the relevant depository, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Escrow Agent shall have no liability for failing to so notify the Seller. In order for Escrow Agent to act, it must receive the Seller's written directions at Escrow Agent's offices, addressed as Escrow Agent may from time to time request, not later than noon at least two (2) business days prior to the last scheduled date to act with respect to such securities (or such earlier date or time as Escrow Agent may notify the Seller). Absent Escrow Agent's timely receipt of such written direction, Escrow Agent shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Company Common Stock. The Escrow Agent shall not vote any of the shares of Company Common Stock constituting the Escrow Share Deposit.

3.    Dispositions.

(a) Escrow Agent shall release from the Escrow Fund and instruct the transfer agent to distribute the shares of Company Common Stock (or any portion thereof) only as provided in this Section 3, Section 4 and Section 5:

(b) If Escrow Agent receives written instructions signed by an Authorized Representative of Seller and the Company (a “Joint Written Direction”) for the disbursement of shares of Company Common Stock, Escrow Agent shall promptly cause the disbursement of such shares in accordance with such instructions.
(c) On April 7, 2014, the Escrow Agent shall cause the release to the Seller and the Bonus Executives (pro rata in accordance with their entitlements thereto set forth on Annex A) an amount of shares of Company Common Stock calculated in accordance with Section 1.6(b) of the Merger Agreement (with such number to be set forth in a Joint Written Direction). The Parties hereby acknowledge and agree that Escrow Agent shall not be required to make any calculations or determination of distributable amounts under this Agreement. The Seller and the Company shall deliver such Joint Written Direction to the Escrow Agent no later than April 4, 2014.

(d) On July 7, 2014, the Escrow Agent shall cause the release to the Seller and the Bonus Executives (pro rata in accordance with their entitlements thereto set forth on Annex A) an amount of shares of Company Common Stock calculated in accordance with Section 1.6(c) of the Merger Agreement (with such number to be set forth in a Joint Written Direction). The Seller and the Company shall deliver such Joint Written Direction to the Escrow Agent no later than July 3, 2014.
4.    Claims.
(a) If the Company wishes to make a claim to all or any portion of the Escrow Share Deposit (i) for an indemnification claim pursuant to Section 11.2(a) of the Merger Agreement (an “Indemnification Claim”) or (ii) because, at any time on or after the date of this Agreement, but on or prior to April 5, 2014, the Seller voluntarily resigns his employment from the Company without “good reason” (as such term is defined in the Seller's employment agreement with the Company) (a “Resignation Claim”), it shall promptly deliver written notice specifying such claim (a “Claim Notice”) to the Seller and the Escrow Agent. Any Claim Notice delivered pursuant to an Indemnification Claim shall include (i) the Company's good faith estimate of the dollar amount of any indemnification owed under Section 11.2(a) of the Merger Agreement with respect to such claim, (ii) the Company's good faith calculation of the number of shares of Company Common Stock comprising the Escrow Share Deposit that are necessary to satisfy such estimated indemnification amount owed (the “Reserved Shares”), (iii) a reasonably detailed statement of the facts giving rise to such claim for indemnification, and (iv) that a claim for such indemnification has been made in accordance with the terms of this Agreement and the Merger Agreement (including Article XI thereof). Any Claim Notice delivered pursuant to a Resignation Claim shall include a reasonably detailed statement of the facts giving rise to such claim and that the Company requests the release to it of the entire Escrow Share Deposit. If, at any time after the delivery of a Claim Notice, in the Company's good faith estimation, the dollar amount of any indemnification owed under Section 11.2(a) of the Merger Agreement with respect to such claim would result in a materially lower number of Reserved Shares than the number of Reserved Shares set forth in such Claim Notice (the number of Reserved Shares set forth in the Claim Notice less such materially lower number of Reserved Shares, the “Excess Reserved Shares”), the Company and the Seller shall work together to produce and deliver to the Escrow Agent a Joint Written Direction instructing the Escrow Agent to release to Seller and the Bonus Executives (pro rata in accordance with their entitlements thereto set forth on Annex A) the Excess Reserved Shares, provided that the Excess Reserved Shares would otherwise have been subject to release pursuant to Section 3(c) or Section 3(d). The Escrow Agent shall have no responsibility to determine whether any Claim Notice satisfies the conditions set forth in this Agreement and the Merger Agreement for making an indemnification claim, including whether there is a basis for making a claim, whether the claim is set forth in sufficient detail, or that a copy of the Claim Notice was sent to or received by the Seller.
(b) The Escrow Agent shall not cause the release any of the Reserved Shares until (i) the rights of Seller and the Company with respect to such Reserved Shares shall have been fully and finally adjudicated in accordance with the terms of this Agreement and the Merger Agreement and the Escrow Agent shall have received notice of such final adjudication pursuant to Section 4(c), (ii) the Company revises its estimate of the indemnification owed with respect to a Claim Notice and instructs the Escrow Agent to release a portion of the Reserved Shares or (iii) the Escrow Agent shall have received a Joint Written Direction with respect to such Reserved Shares. Upon any such release, the released shares of Company Common Stock shall cease to be Reserved Shares for purposes of this Agreement.
(c) If at any time the Escrow Agent receives a copy of a final order of a court of competent jurisdiction or the decision of an arbitrator with respect to claims subject to arbitration (accompanied by a certification from counsel to the presenting Party attesting to the finality of the order or arbitrator decision), which final order or decision resolves a dispute regarding any Reserved Shares in whole or in part, then the Escrow Agent shall promptly cause the release all or part of such Reserved Shares to the Company or the Seller and the Bonus Executives (pro rata in accordance with their entitlements thereto set forth on Annex A), as applicable.
(d) Notwithstanding anything in this Agreement to the contrary, after submission of a Claim Notice for an Indemnification Claim, the Seller shall have the right, at his option, to satisfy any Indemnification Claim in cash instead of a release of any shares of Company Common Stock comprising the Escrow Share Deposit. The Seller shall give the Company and the Escrow Agent written notice before the release of any shares pursuant to this Section 4 of any election to satisfy any such Indemnification Claim in cash. Upon such election, Seller shall deposit the amount of cash required to satisfy such Indemnification Claim into the Escrow Fund and Seller and the Company shall deliver a Joint Written Direction to the Escrow Agent to release a corresponding number of shares of Company Common Stock from the Escrow Fund to Seller (with the number of shares so released to be determined as set forth in Section 11.2(b) of the Merger Agreement). After such election, pursuant to Section 11.2(b) of the Merger Agreement, upon Joint Written Direction, the cash deposited by Seller into the Escrow Fund shall be released as if it constituted Reserved Shares pursuant to the applicable Indemnification Claim (provided that any portion of it distributable to the Bonus Executives pursuant to the terms hereof shall be distributed to Seller instead), and a corresponding number of shares of Company Common Stock from the Escrow Fund shall be released to Seller.

(e) With respect to each distribution of shares of Company Common Stock comprising all or any portion of the Escrow Share Deposit that is released by Escrow Agent to the Seller and the Bonus Executives, the number of shares of Company Common Stock deliverable to the Seller and the Bonus Executives shall be rounded up or down, as appropriate, to the nearest whole number to eliminate fractional shares and so that the aggregate number of shares comprising all or any portion of the Escrow Share Deposit that is released by Escrow Agent are delivered to Seller and each Bonus Executive as a whole.
5.    Disposition Process.

(a) Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Fund, must be in writing or set forth in a Portable Document Format (“PDF”), executed by the applicable Party or Parties, as the case may be, as evidenced by the signatures of the person or persons signing this Agreement as set forth in Schedule 1 (each an “Authorized Representative”), and delivered to Escrow Agent in accordance with Section 11. No instruction for or related to the transfer or distribution of the Escrow Fund shall be deemed delivered and effective unless Escrow Agent actually shall have received it on a Business Day in accordance with Section 11, and Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder. Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Escrow Fund if delivered to any other notice address, fax number or email address, including but not limited to a valid email address of any employee of Escrow Agent. The Parties each acknowledge that Escrow Agent is authorized to use the funds transfer instructions to be provided to Escrow Agent (and to be set forth on Schedule 1 once provided) from time to time (pursuant to instructions delivered to Escrow Agent by the respective Party pursuant to the terms of this Section 5) to disburse any shares or funds due to the Company, Seller and the Bonus Executives, respectively, without a verifying callback as set forth in Section 5(b) below.
(b) In the event any other share transfer instructions are set forth in a permitted instruction from a Party or the Parties in accordance with this Section 5, Escrow Agent is authorized to seek confirmation of such share transfer instructions by a single telephone callback to one of the Authorized Representatives of the applicable Party, and Escrow Agent may rely upon the confirmation of anyone purporting to be that Authorized Representative. The persons and telephone numbers designated for callbacks may be changed only in a writing executed by the Authorized Representative(s) of the applicable Party and actually received by Escrow Agent via facsimile or as a PDF attached to an email. Except as set forth in Sections 3 and 4 above, no shares or funds will be disbursed until an Authorized Representative of the applicable Party is able to confirm such instructions by telephone callback. Escrow Agent and the beneficiary's bank in any transfer may rely solely upon any account numbers or similar identifying numbers provided by the Parties and confirmed by an Authorized Representative.

(c) The Parties acknowledge that there are certain security, corruption, transmission error and access availability risks associated with using open networks such as the Internet and the Parties hereby expressly assume such risks.

(d) As used in this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed. The Parties acknowledge that the security procedures set forth in this Section 5 are commercially reasonable.

6.    Termination. Upon delivery of all remaining shares of Company Common Stock in the Escrow Fund by Escrow Agent, this Agreement shall terminate, subject to the provisions of Section 9 below.

7.    Escrow Agent. Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties, including but not limited to any fiduciary duties, shall be implied. Escrow Agent has no knowledge of, nor any obligation to comply with, the terms and conditions of any other agreement between the Parties, nor shall Escrow Agent be required to determine if any Party has complied with any other agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement shall control the actions of Escrow Agent. Escrow Agent may conclusively rely upon any written notice, document, instruction or request delivered by the Parties believed by it to be genuine and to have been signed by an Authorized Representative(s), as applicable, without inquiry and without requiring substantiating evidence of any kind, and Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it except to the extent that Escrow Agent's gross negligence or willful misconduct was the cause of any direct loss to any Party. Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents and shall be responsible for the actions of any such parties appointed with due care. In the event Escrow Agent shall be uncertain, or believes there is some ambiguity, as to its duties or rights hereunder or receives instructions, claims or demands from any Party hereto which in Escrow Agent's judgment conflict with the provisions of this Agreement, or if Escrow Agent receives conflicting instructions from the Parties, Escrow Agent shall be entitled either to (a) refrain from taking any action until it shall be given (i) a Joint Written Direction which eliminates such conflict or (ii) a court order issued by a court of competent jurisdiction or a decision by an arbitrator (it being understood that the Escrow Agent shall be entitled conclusively to rely and act upon any such court order or arbitration decision and shall have no obligation to determine whether any such court order or arbitration decision is final, or (b) file an action in interpleader. Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund, including, without limitation, the Escrow Share Deposit, nor shall Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent shall be under no obligation to inquire into, and shall not be liable for, any Losses (as defined below) incurred by Seller, Company, the Bonus Executives or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid shares of stock, or shares of stock which otherwise is not freely transferable or deliverable without encumbrance in any relevant market. Escrow Agent may, with respect to questions of law, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice. No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Escrow Agent shall not be responsible for the acts or omissions of any transfer agent or depositary that holds, controls, transfers or otherwise deals with the Company Common Stock. Escrow Agent is authorized to supply any information regarding the escrow account which is required by any law or governmental regulation now or hereafter in effect.

8.    Resignation; Succession. Seller and the Company may remove Escrow Agent at any time by giving thirty (30) days advance written notice to the Escrow Agent. Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to Seller and the Company specifying the date when such resignation shall take effect. Escrow Agent's sole responsibility after such thirty (30)-day notice period expires shall be to hold the Escrow Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, appointed by Seller and the Company, or such other person designated by Seller and the Company, or in accordance with the directions of a final court order, at which time of delivery, Escrow Agent's obligations hereunder shall cease and terminate. If prior to the effective resignation date Seller and the Company have failed to appoint a successor escrow agent, or to instruct Escrow Agent to deliver the Escrow Fund to another person as provided above, at any time on or after the effective resignation date, Escrow Agent either (a) may interplead the Escrow Fund with a court located in the State of New York; or (b) appoint a successor escrow agent of its own choice, in either case, at the joint and several expense of the Company and Seller. Any appointment of a successor escrow agent shall be binding upon the Parties, and no appointed successor escrow agent shall be deemed to be an agent of Escrow Agent. Escrow Agent shall deliver the Escrow Fund to any appointed successor escrow agent, at which time Escrow Agent's obligations under this Agreement shall cease and terminate. Any entity into which Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be Escrow Agent under this Agreement without further act.

9.    Compensation. The Company, on the one hand, and Seller, on the other hand, agree jointly and severally to pay Escrow Agent upon execution of this Agreement and from time to time thereafter the amounts set forth in Schedule 2, unless otherwise agreed in writing by Seller, the Company and Escrow Agent. Each of the Parties further agrees to the disclosures set forth in Schedule 2.

10.     Indemnification and Reimbursement. Seller and the Company agree jointly and severally to indemnify, defend, hold harmless, pay or reimburse Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, reasonable out-of-pocket costs or expenses (including, without limitation, the reasonable fees and expenses of outside counsel and experts and their staffs and all reasonably and documented expenses of document location, duplication and shipment) (collectively “Losses”) to the extent resulting from (a) this Agreement, except to the extent that such Losses are determined by a court of competent jurisdiction to have been caused by the gross negligence, willful misconduct, or bad faith of such Indemnitee; and (b) Escrow Agent's following in accordance with this Agreement any instructions or directions, whether joint or singular, from the Parties received in accordance with this Agreement. The obligations set forth in this Section 10 shall survive the resignation, replacement or removal of Escrow Agent or the termination of this Agreement.

11.    Notices. All communications hereunder shall be in writing or set forth in a PDF attached to an email, and all instructions from Seller and the Company to Escrow Agent shall be executed by the Authorized Representatives, and shall be delivered in accordance with the terms of this Agreement by facsimile, email or overnight courier only to the appropriate fax number, email address, or notice address set forth for each Party and the Escrow Agent as follows:

If to the Company:        c/o Cole Credit Property Trust III, Inc.
2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85061
Attention: D. Kirk McAllaster, Jr.
Tel. No.: (602) 778-6490
Fax No.: (602) 778-8780
Email Address: kmcallaster@colecapital.com

With copies to:        Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Robin Panovka, Esq.
Tel. No.: (212) 403-1000
Fax No.: (212) 403-2000
Email Address: RPanovka@wlrk.com

and to:	Morris, Manning & Martin, LLP
3343 Peachtree Road, NE
Suite 1600
Atlanta, Georgia 30326
Attention: Lauren B. Prevost, Esq.
Tel. No.: (404) 233-3000
Fax No.: (404) 365-9532
Email Address: lprevost@mmmlaw.com

If to Seller:            c/o Christopher H. Cole
2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85061
Attention: Stephan Keller
John Pons
Tel. No.: (602) 778-6460
(602) 778-6263
Fax No.: (602) 778-8780
(602) 778-8780
Email Address: skeller@colecapital.com
jpons@colecapital.com

With copies to:        Sullivan & Cromwell LLP
Century Park East, 21st Floor
Los Angeles, California 90067
Attention: Alison S. Ressler, Esq.
Tel. No.: (310) 712-6630
Fax No.: (310) 712-8800
Email Address: resslera@sullcrom.com

If to Escrow Agent:	U.S. Bank National Association
100 Wall Street, 16th Floor
New York, NY 10005
Attention: Corporate Trust Services
Tel. No.: (212) 951-8512
Fax No.: (212) 951-8543
Email Address: Millie.Rolla@usbank.com

If to a Bonus Executive:    To the address set forth for such Bonus Executive in Annex A to this Agreement

12.    Compliance with Court Orders. In the event that any of the Escrow Fund shall be attached, garnished, levied upon, or otherwise be subject to any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such orders so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that Escrow

Agent obeys or complies with any such order it shall not be liable to any of the Parties hereto or to any other person by reason of such compliance notwithstanding such order be subsequently reversed, modified, annulled, set aside or vacated.

13.    Records. Escrow Agent shall maintain accurate records of all transactions hereunder. As may reasonably be requested in writing by an Authorized Representative of any Party from time to time, Escrow Agent shall provide such Party with a complete copy of such records.

14.    Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented only by a writing signed by Escrow Agent, Seller and the Company. Neither this Agreement nor any right or interest hereunder may be assigned by any Party or the Escrow Agent without the prior consent of Escrow Agent, Seller and the Company. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the conflicts of laws principles to the extent that such principles would direct a matter to another jurisdiction. Each Party and Escrow Agent irrevocably waives any objection on the grounds of venue, forum non conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. To the extent that in any jurisdiction any Party or the Escrow Agent may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Party or the Escrow Agent shall not claim, and hereby irrevocably waives, such immunity. Escrow Agent and the Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. The Escrow Agent shall not be liable to any Party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement and any Joint Written Direction may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument or instruction, as applicable. All signatures of the parties to this Agreement may be transmitted by facsimile or as a PDF attached to an email, and such facsimile or PDF will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to end that this Agreement shall be enforced as written. Except as expressly provided in Section 10 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of the Escrow Fund or this Agreement.

15.    Control of Action by Company. The Parties agree that, in taking any action, exercising or enforcing any right or pursuing any remedy or claim it may have pursuant to this Agreement, the Company shall act solely at the direction of the independent directors of the Company's board of directors (and not, for the avoidance of doubt, at the direction of the full Company board of directors), with “independence” determined pursuant to the New York Stock Exchange rules or the rules of any other national securities exchange on which Shares of the Company are then listed, if applicable, and the Company's charter.

IN WITNESS WHEREOF, the Parties and the Escrow Agent have executed this Agreement as of the date set forth above.

U.S. BANK NATIONAL ASSOCIATION

By:     /s/ Millie Rolla
Name:________Millie Rolla
Title: Vice President

[Signature Page to Indemnification Escrow Agreement]

COLE CREDIT PROPERTY TRUST III, INC.

By:    /s/ D. Kirk McAllaster, Jr.
Name:    D. Kirk McAllaster, Jr.
Title:    Executive Vice President, Chief Financial
Officer and Treasurer

[Signature Page to Indemnification Escrow Agreement]

CHRISTOPHER H. COLE

By:    /s/ Christopher H. Cole

[Signature Page to Indemnification Escrow Agreement]

BONUS EXECUTIVES:

Marc T. Nemer

By: /s/ Marc T. Nemer

[Signature Page to Indemnification Escrow Agreement]

The Marc Nemer Revocable Trust Dated December 4, 2012

By: /s/ Marc T. Nemer
Name:    Marc T. Nemer
Title:    Trustee

[Signature Page to Indemnification Escrow Agreement]

Stephan Keller

By: /s/ Stephan Keller

[Signature Page to Indemnification Escrow Agreement]

D. Kirk Mcallaster, Jr.

By:    /s/ D. Kirk McAllaster, Jr.

[Signature Page to Indemnification Escrow Agreement]

McAllaster Family Trust Dated December 4, 2009

By:    /s/ D. Kirk McAllaster, Jr.
Name:    D. Kirk McAllaster, Jr.
Title:    Trustee

[Signature Page to Indemnification Escrow Agreement]

Jeffrey Holland

By:    /s/ Jeffrey Holland

[Signature Page to Indemnification Escrow Agreement]